Exhibit 99.1

News Release

OvaScience Reports Second Quarter Fiscal 2013 Financial Results

CAMBRIDGE, Mass., August 13, 2013 — OvaScienceSM, (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, today reported financial results for the quarter ended June 30, 2013, and highlighted the Company’s recent accomplishments.

“Obtaining a NASDAQ listing for our common stock was a significant milestone for the Company this past quarter, completing our planned transition to the global capital market,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer of OvaScience.  “This accomplishment, coupled with the recent addition of our stock to the Russell 2000 Index, offers OvaScience greater visibility and access to investors as we advance the development of new treatments for female infertility and prepare to launch our first product next year.  Our achievements also enabled us to continue to attract top talent to our management team, Board of Directors, and Advisory Boards, and gain recognition as innovators among the scientific, life sciences and business communities.  We look forward to building upon this momentum in the coming quarters.”

Quarter Accomplishments and Recent Highlights

•      Commenced Trading on NASDAQ: On April 30, 2013, OvaScience’s common stock began trading on the NASDAQ Global Market under the ticker symbol “OVAS.”  The Company’s stock was also added to the Russell 2000® Index.

•      Appointed New Chief Scientific Officer: Arthur Tzianabos, Ph.D., joins OvaScience from Shire Human Genetic Therapies, where he led the discovery and development of new therapeutics from concept through commercialization, as well as product expansion and business development efforts.

•      Expanded Board of Directors:  Appointed Mary Fisher, President and Chief Executive Officer of Colorescience, to OvaScience’s Board of Directors.  Her commercial experience in launching women’s health products will help guide the planned launch of AUGMENTSM, OvaScience’s first potential new treatment for female infertility, in 2014.

•      Published Articles and Presented at Scientific Meetings: OvaScience Co-Founders Jonathan L. Tilly, Ph.D., and David A. Sinclair, Ph.D., published an article highlighting how egg quality decreases with age due to reduced mitochondrial function in the June issue of Cell Metabolism.  OvaScience also published an article on the role of mitochondria in improving fertility outcomes in Obstetrics and Gynecology International. At the Society for Gynecologic Investigation (SGI) Summit Jerusalem 2013, the Company’s egg precursor cell (EggPCSM) technology platform was featured in several presentations regarding female fertility preservation, and research findings were reported that support the Company’s OvaTureSM and AUGMENTSM product candidates.

•      Created an International Product Advisory Board (IPAB): OvaScience hosted its first IPAB meeting during the European Society of Human Reproduction and Embryology (ESHRE) 2013 Annual Meeting, to engage fertility experts in a discussion regarding the development and worldwide commercialization of the Company’s technologies.

•      Recognized for Innovation and Entrepreneurial Achievements: Co-founder and CEO Michelle Dipp, M.D., Ph.D., was selected as a finalist for the Ernst & Young Entrepreneur Of The Year® 2013 Awards in New England.  Co-founding scientist Jonathan L. Tilly, Ph.D., was named to The Boston Globe 100’s “The Innovators” feature and honored as a “Champion in Healthcare” by the Boston Business Journal.  OvaScience was also named among BostInno’s 50 on Fire, which features the top 50 game-changers and innovators across all industries in the Boston area.

Second Quarter 2013 Financial Results

•      Net loss for the three months ended June 30, 2013 was $6.0 million, or ($0.36) per share, as compared to net loss of $3.2 million, or ($2.09) per share, for the three months ended June 30, 2012.  The increase was primarily due to higher personnel costs including stock-based compensation expense due to organizational growth and AUGMENT development and commercial preparation expenses.

•      Research and development expense for the three months ended June 30, 2013 was $2.6 million, compared to $1.4 million for the same period in 2012.  The increase was driven primarily by the AUGMENT Study contract research organization and consulting expenses comprised of outsourced biology, chemistry, clinical and development services and higher stock-based compensation expense.

•      General and administrative expense for the three months ended June 30, 2013 was $3.4 million, as compared to $1.9 million for the same period in 2012.  The increase was primarily due to higher stock-based compensation expense as well as additional consulting and marketing expenses.

•      As of June 30, 2013, OvaScience had cash, cash equivalents and short-term investments of $54.3 million.

Upcoming Events

OvaScience expects to present at the following investor conferences and scientific meetings:

•      Wedbush Life Sciences Conference, August 13-14, 2013, New York, NY.

•      Stifel Nicolaus Healthcare Conference, September 11-12, 2013, Boston, MA.

•      American Society for Reproductive Medicine (ASRM) Annual Meeting /International Federation of Fertility Societies (IFFS) Annual Meeting, October 12-17, 2013, Boston, MA

About OvaScience

OvaScience (NASDAQ: OVAS) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility.  The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries.  By applying proprietary technology to identify and purify EggPCs, OvaScience is developing potential next generation in vitro fertilization (IVF) technologies.  The Company currently has two product candidates in development: OvaTureSM, which seeks to create mature fertilizable eggs from a woman’s own EggPCs without the need for hormone injections, and AUGMENTSM, which aims to improve egg quality and increase the success of IVF.  OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com and connect with us on Twitter and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements about the prospects for the Company’s technology in addressing female infertility, the Company’s strategy, future plans and prospects, including statements regarding the development and planned launch of the Company’s product candidates, including AUGMENT. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT; the science underlying our two product candidates (AUGMENT and OvaTure), which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Strategic Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356

OvaScience, Inc.

(A development stage company)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months		Six Months
	Ended,		Ended,
	June 30,		June 30,
	2013	2012	2013	2012
Operating expenses:
Research and development	$2,576	$1,351	$5,256	$2,297
General and administrative	3,445	1,883	5,940	3,903
Total operating expenses	6,021	3,234	11,196	6,200
Loss from operations	(6,021)	(3,234)	(11,196)	(6,200)
Interest income	25	—	43	—
Net loss	$(5,996)	$(3,234)	$(11,153)	$(6,200)
Net loss applicable to common stockholders	$(5,996)	$(3,234)	$(11,153)	$(6,200)
Net loss per share applicable to common stockholders—basic and diluted	$(0.36)	$(2.09)	$(0.74)	$(4.22)
Weighted average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	16,869	1,548	15,132	1,469

OvaScience, Inc.

(A development stage company)

Condensed Consolidated Balance Sheets

(Unaudited)
(In thousands, except share and per share data)

	As of
	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$28,193	$14,776
Short-term investments	26,152	16,615
Prepaid expenses and other current assets	917	574
Total current assets	55,262	31,965
Property and equipment, net	890	756
Other assets	88	93
Total assets	$56,240	$32,814
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$216	$875
Accrued expenses	1,596	1,211
Total current liabilities	1,812	2,086
Other non-current liabilities	15	7
Total liabilities	1,827	2,093
Total stockholders’ equity	54,413	30,721
Total liabilities and stockholders’ equity	$56,240	$32,814